                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement            [ ] Confidential, For Use of the Commission Only
                                               (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        THE HARVEY ENTERTAINMENT COMPANY
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)     Title of each class of securities to which transaction applies:

                Not applicable.

        (2)     Aggregate number of securities to which transactions applies:

                Not applicable.

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                Not applicable.

         (4)      Proposed maximum aggregate value of transaction:

                  Not applicable.

         (5)      Total fee paid:

                  Not applicable.

         [ ]      Fee paid previously with preliminary materials:

                  Not applicable.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

                  Not applicable.

         (2)      Form, Schedule or Registration Statement no.:

                  Not applicable.

         (3)      Filing Party:

                  Not applicable

         (4)      Date Filed:

                  Not applicable.

                     [THE HARVEY ENTERTAINMENT COMPANY LOGO]



July 12, 1999

Dear Shareholder:

         You are cordially invited to attend the annual meeting of Shareholders of The Harvey Entertainment Company to be held at the Park Hyatt Los Angeles, 2151 Avenue of the Stars, Los Angeles, California, 90067, on Tuesday, August 17, 1999, at 10:00 a.m. local time.

         At this meeting, Shareholders are being asked to elect Directors to the Company's Board of Directors, to approve an amendment to the Company's Amended and Restated 1997 Stock Option Plan, to approve an amendment to the Company's Second Amended and Restated Articles of Incorporation, to approve an amendment to the Company's Bylaws and to approve the conversion of a note issued by the Company into shares of Series A Preferred Stock and warrants to purchase Common Stock, among other items, as set forth in the enclosed Notice of Annual Meeting. Please give your attention to the Proxy Statement appearing on the following pages, which describes these matters in detail.

        It is important that your shares be represented at the annual meeting whether or not you are personally able to attend. YOU ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

         Thank you for your cooperation.

Sincerely,

/s/ ROGER A. BURLAGE
--------------------------
Roger A. Burlage
Chairman and Chief Executive Officer

                     [THE HARVEY ENTERTAINMENT COMPANY LOGO]

                            ------------------------

               NOTICE OF ANNUAL MEETING OF HOLDERS OF COMMON STOCK
                           TO BE HELD AUGUST 17, 1999

         Notice is hereby given to holders of the Company's Common Stock, no par value ("Common Stock"), that the annual meeting of shareholders of The Harvey Entertainment Company (the "Company") will be held at the Park Hyatt Los Angeles, 2151 Avenue of the Stars, Los Angeles, California, 90067, on Tuesday, August 17, 1999, at 10:00 a.m. local time for the following purposes, as more fully described in the attached Proxy Statement:

         1. To have holders of the Common Stock and holders of the Company's Series A Preferred Stock ("Series A Preferred Stock"), voting together as a single class, elect three directors of the Company to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

         2. To have holders of Series A Preferred Stock, voting as a separate class, elect two directors of the Company to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

         3. To have holders of Common Stock and Series A Preferred Stock, voting together as a single class, approve an amendment to the Company's Second Amended and Restated Articles of Incorporation, to increase the number of shares of Common stock authorized for issuance from 10,000,000 to 30,000,000.

         4. To have holders of Series A Preferred Stock, voting as a separate class, and holders of Common Stock and Series A Preferred Stock, voting together as a single class, vote to amend and restate the Certificate of Determination for Series A Preferred Stock to increase the authorized shares of Series A Preferred Stock from 170,000 to 300,000.

         5. To have holders of Common Stock and Series A Preferred Stock, voting together as a single class, approve the conversion of a note issued by the Company to Paul Guez into Series A Preferred Stock and warrants to purchase Common Stock.

         6. To have holders of Common Stock and Series A Preferred Stock, voting together as a single class, approve an amendment to the Company's Second Amended Restated Bylaws to allow the Company's board of directors be comprised of between five and nine directors.

         7. To have holders of Common Stock and Series A Preferred Stock, voting together as a single class, approve an amendment to the Company's Amended and

                  Restated 1997 Stock Option Plan to increase the number of shares of Common Stock for which options may be granted by an additional 400,000 shares.

         8. To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

         The Company's Board of Directors has fixed the close of business on Monday, June 28, 1999 as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting. Only shareholders at the close of business on such record date are entitled to vote at the annual meeting.

         You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, you are urged to promptly complete, date and sign the enclosed proxy and mail it to the Company in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

By Order of the Board of Directors,


/s/ RONALD B. CUSHEY
---------------------------------
Ronald B. Cushey
Corporate Secretary

July 12, 1999
Los Angeles, California

                        THE HARVEY ENTERTAINMENT COMPANY
                            1999 AVENUE OF THE STARS
                                   SUITE 2050
                          LOS ANGELES, CALIFORNIA 90067

                           -------------------------

                                 PROXY STATEMENT

                           -------------------------

                                  SOLICITATION

         This Proxy Statement is furnished to shareholders of The Harvey Entertainment Company (the "Company") in connection with the solicitation of proxies by and on behalf of the Company's Board of Directors (the "Board") for use at the annual meeting (the "Meeting") of holders of the Company's Common Stock, no par value (the "Common Stock") and Series A Preferred Stock, no par value ("Series A Preferred Stock") scheduled to be held at the Park Hyatt Los Angeles, 2151 Avenue of the Stars, Los Angeles, California, 90067, on Tuesday, August 17, 1999, at 10:00 a.m. local time and at any adjournments thereof. Holders of Common Stock and Series A Preferred Stock are sometimes collectively referred to herein as "shareholders." The approximate date on which this Proxy Statement and the accompanying forms of proxy are first being mailed to shareholders is July 12, 1999. The Company's principal executive offices are located at 1999 Avenue of the Stars, 20th Floor, Los Angeles, California 90067.

         Proxies, in the forms enclosed, are being solicited by the Board for use at the Meeting. The persons named as proxies were selected by the Board and are employees of the Company or its affiliates. Proxies may be revoked by a shareholder by written notice (including a properly executed and later dated proxy) to the Secretary of the Company at any time prior to the voting. In addition, a shareholder who attends the annual meeting may vote his or her shares personally and revoke his or her proxy at that time. All shares represented by valid proxies received pursuant to this solicitation, and not subsequently revoked, will be voted as provided on the proxy.

         The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. The Company has engaged Georgeson & Company Inc. to assist in the solicitation of proxies from brokers, banks, institutions and other fiduciaries by mail, telephone, telegraph and facsimile for a fee of $7,500 plus out-of-pocket expenses. In addition, proxies may be solicited by officers, directors and regular employees of the Company, without extra remuneration, by personal interviews, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will reimburse such persons for their reasonable out-of-pocket expenses.

                       VOTE REQUIRED AND VOTING PROCEDURE

         The Board has fixed the close of business on Monday, June 28, 1999 as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the annual meeting. As of the Record Date there were 4,186,941 shares of Common Stock outstanding and 170,000 shares of Series A Preferred Stock outstanding.

         Each share of Common Stock is entitled to one vote on each of the matters presented for a vote of the Common Stock at the Meeting. Each share of Series A Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which it is convertible on each of the matters presented for a vote of Series A Preferred Stock at the Meeting. As of the Record Date each share of Series A Preferred Stock was entitled to 14.8 votes, for an aggregate of 2,518,519 votes for all shares of Series A Preferred Stock outstanding. The vote of holders of Series A Preferred Stock is being solicited in a separate document that is being sent to such holders at the same time this Proxy Statement is being sent to holders of Common Stock. The presence in person or by proxy of 51% of the votes of the Common Stock and Series A Preferred Stock shall constitute a quorum for the purpose of transacting business at the Meeting.

         In connection with the solicitation by the Board of proxies for use at the Meeting, the Board has designated Dan March and Jin Brown as proxies. Shares represented by all properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted as follows: (i) FOR the nominees for directors listed in this Proxy Statement;
(ii) FOR approval of the amendment to the Company's Second Amended and Restated Articles of Incorporation; (iii) FOR approval of the amendment to the Certificate of Determination for Series A Preferred Stock; (iv) FOR conversion of the note issued to Paul Guez into Series A Preferred Stock and warrants to purchase Common Stock; (v) FOR approval of an amendment to the Company's Second Amended and Restated Bylaws; and (vi) FOR approval of an amendment to the Company's Amended and Restated 1997 Stock Option Plan.

         In the election of directors, the nominees receiving the highest number of votes of shares represented in person or by proxy at the Meeting and entitled to vote on such matter will be elected directors of the Company. Accordingly, non-voted shares with respect to the election of directors will not affect the outcome thereof. All other matters being voted upon will be approved only if a majority of the shares represented in person or by proxy at the Meeting and entitled to vote thereon, or in the case of the amendments to the Company's Articles and Certificate of Determination, a majority of the outstanding shares entitled to vote thereon, casts affirmative votes with respect to such matters. The Company's Certificate of Determination for Series A Preferred Stock gives the holders of Series A Preferred Stock the right to elect two directors to the Board so long as 42,500 shares of Series A Preferred Stock remain outstanding. The holders of Series A Preferred Stock are entitled to vote together with holders of Common Stock to elect the remaining directors to the Board.

         The Board has appointed American Stock Transfer & Trust Company as the Inspector of Elections for the Meeting. The Inspector of Elections will determine the number of shares of Common Stock and Series A Preferred Stock represented, in person or by proxy, at the Meeting, whether a quorum exists, the authenticity, validity and effect of proxies and will receive and count the votes. None of the matters to be voted on at the Meeting will be by ballot unless a shareholder demands election by ballot at the Meeting and before the voting begins.

                         ACTION TO BE TAKEN UNDER PROXY

         All proxies for shareholders in the accompanying form that are properly executed and returned will be voted at the Meeting and any adjournments thereof in accordance with any specifications thereon. If no instructions are given, the shares will be voted for the election of all nominees named herein as directors for which such shareholder is entitled to vote, for the approval of all other matters presented for a vote for which such shareholder is entitled to vote and for ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

         A shareholder may, with respect to the election of directors: (i) vote for the election of all nominees named herein as directors for which such shareholder is entitled to vote, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees for which such shareholders is entitled to vote other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating on the proxy. Withholding authority to vote for a director nominee will not prevent such nominee from being elected. A shareholder may, with respect to each other matter specified in the notice of meeting for which such shareholder is entitled to vote: (i) vote "for" the matter, (ii) vote "against" the matter or (iii) "abstain" from voting on the matter. A vote to abstain from voting on a matter has the legal effect of a vote against such matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to shareholders.

         A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to any particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Non-voted shares with respect to such matters will not effect the determination of whether such matters are approved or the outcome of the election of directors. Shares voted to abstain as to a particular matter will not be considered non-voted shares.

         The Board knows of no matters, other than those stated above, to be presented and considered at the meeting. If, however, any other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the meeting from time to time.

                                 PROPOSAL NO. 1
                   ELECTION OF THREE DIRECTORS BY SHAREHOLDERS

         It is intended that the persons named in the proxies for holders of Common Stock will, unless otherwise instructed, vote for the election of the three nominees listed below to serve as Directors until the next annual meeting of shareholders following their election or until their respective successors are duly elected and qualified. If any nominee, for any reason presently unknown, cannot be a candidate for election, the shares represented by valid proxies will be voted in favor of the remaining nominees and may be voted for the election of a substitute nominee recommended by the Board. Each of the nominees listed below has agreed to serve as a Director of the Company if so elected.

Michael S. Doherty
Gary M. Gray
Meyer Gottlieb

NAME, POSITION AND PRINCIPAL OCCUPATION OF DIRECTORS AND NOMINEES

         ROGER A. BURLAGE, 56, served as Chairman and Chief Executive Officer of the Company since April 1999. Mr. Burlage is President of Burlage/Edell Productions Inc., a film and television production company which he formed in February 1998 with his partner Elaine Hastings Edell, and Chief Executive Officer of Heartland Entertainment, Inc., an independent film production entity. From March 1996 until July 1997, he served as Chairman and Chief Executive Officer of LIVE Entertainment Inc. ("LIVE"), a diversified independent entertainment company, after serving as President and Chief Executive Officer since joining LIVE in January 1994. Mr. Burlage became a Director of LIVE in December 1994, and after LIVE's sale to a private investor group in July 1997 remained with LIVE until February 1998 on a significantly full time basis as a transitional Chairman. From 1989 until joining LIVE, Mr. Burlage served as President and Chief Executive Officer of Trimark Holdings, Inc. ("Trimark"), an independent entertainment entity, and most recently was a member of Trimark's Board of Directors from April 1998 until April 1999. Prior to joining Trimark, Mr. Burlage served in several other capacities in the entertainment industry, including executive positions with New World Pictures, Ltd. and with AVCO Corporation and AVCO Embassy Pictures.

         MICHAEL R. BURNS, 40, has been a director of the Company since April 1999. Mr. Burns serves as Managing Director and Head of Prudential Securities Incorporated Los Angeles' Investment Banking office since 1991, specializing in the media and entertainment fields. Prior to joining Prudential Securities, Mr. Burns spent nine years at Shearson Lehman Brothers Inc. (now Salomon Smith Barney). Mr. Burns is the Co-Chairman and Co-Founder of the Hollywood Stock Exchange, an Internet startup company, is the Managing Member and Chairman of Cerulean Colorization LLC, a film colorization company, and is the Chairman of Ignite Entertainment, a Los Angeles based entertainment content company. A graduate of Arizona State University, Mr. Burns received his M.B.A. from The John E. Anderson Graduate School of Management at the University of California at Los Angeles.

         MICHAEL S. DOHERTY, 44, has been a Director of the Company since December 1997. Mr. Doherty is a Managing Director -- Corporate Finance at Spencer Trask Securities Incorporated, a Director of Xycom Holdings Incorporated, an industrial automation company based in Saline, Michigan, a Director of A.C.L.N. Limited, a Monaco - headquartered marine transport company and Chairman of the Board of Internet Express Network, Inc. (d/b/a Zyan Communications), a provider of digital subscriber line services. From October 1996 through January 1999, Mr. Doherty held the position of Managing Director -- Corporate Finance at Cruttenden Roth Incorporated. Prior to joining Cruttenden Roth, Mr. Doherty was a Vice President of Corporate Finance of Arnhold and S. Bleichroeder Inc., a New York-based investment banking, brokerage and asset management firm. Mr. Doherty has been working in the area of international brokerage and corporate finance for 18 years.

         GARY M. GRAY, 53, has been a Director of the Company since 1991 and was the Chairman of the Board from March 1998 until April 1999. Mr. Gray is a Managing Director of Milestone Capital, Inc., a firm based in Houston, Texas which, in concert with affiliated foreign entities, invests in or acquires control of private companies with operations in the United States. Prior to locating in Houston in 1997, from 1994 to 1997, Mr. Gray practiced law and provided business consulting services to foreign clients from offices based in Oklahoma and, from 1991 to 1993, practiced law in New York. Prior to attending Harvard Law School from 1987 to 1990, Mr. Gray was involved in various investment and banking activities, principally in Oklahoma.

         MEYER GOTTLIEB, 59, has been a Director of the Company since June 1999. Mr. Gottlieb co-founded Samuel Goldwyn Films in 1998 and is its President and Chief Operating Officer. Mr. Gottlieb became the Chief Operating Officer of The Samuel Goldwyn Company in 1979 and its President in 1987, and assisted Mr. Goldwyn in the founding of the company. Prior to its sale to Metromedia International Group, Inc. in 1996 and its subsequent sale to Metro Goldwyn Mayer in 1997, The Samuel Goldwyn Company was an independent, diversified entertainment company engaged in the production and worldwide distribution of motion pictures and television programming and in theatrical exhibition. From 1976 to 1978, Mr. Gottlieb was associated with Mr. Goldwyn in various executive positions in the motion picture production and distribution organization that was the predecessor to The Samuel Goldwyn Company. Prior to 1976, Mr. Gottlieb was a senior manager with PricewaterhouseCoopers LLP. Mr. Gottlieb is also President of his wholly-owned feature film and television production services company, Night Life, Inc.

         The Company has granted observer rights to The Kushner-Locke Company ("Kushner-Locke") which has the right to designate Donald Kushner, Kushner-Locke's Co-Chairman of the Board, Co-Chief Executive Officer and Secretary (or in his absence, Peter Locke, Kushner-Locke's Co-Chairman of the Board and Co-Chief Executive Officer) to attend and participate in all Board meetings as an observer without the right to vote on any action taken by the Board. Such attendee shall be compensated in the same amount of cash, options or other items and at the same times as the other non-executive members of the Board; provided that Messrs. Kushner and Locke shall be entitled to receive collectively only such amount as one Board member would so be entitled to receive. Kushner-Locke owns 55,000 shares of the Company's Series A Preferred Stock. The Company owns 468,883 shares of common stock of Kushner-Locke (convertible into 814,815 shares of Common Stock).

         There are no family relationships between any of the foregoing persons or any of the Company's executive officers.

BOARD AND COMMITTEE MEETINGS

        During 1998, the Board met eight times. Messrs. Gray, Doherty and former Director Allen Raphael attended all of the meetings. Former Directors Jeffrey A. Montgomery and Gregory M. Yulish attended one such meeting each. Messrs. Montgomery and Yulish resigned from the Board in March 1998 and Mr. Raphael resigned in February 1999. The Board appointed Messrs. Burlage and Burns in April 1999 and Mr. Gottlieb in June 1999 as Directors.

        STOCK OPTION AND COMPENSATION COMMITTEE. The Stock Option and Compensation Committee consisted of Messrs. Gray, Doherty and Raphael in 1998. The Stock Option and Compensation Committee met twice during 1998 and acted by unanimous written consent on two occasions. In May 1999, the Board created a separate Stock Option Committee and a separate Compensation Committee. The Stock Option Committee consists of Messrs. Burns, Gottlieb and Doherty. The Stock Option Committee recommends option grants to the full Board which retains the power to grant options. The Compensation Committee consists of Messrs. Burns, Burlage and Doherty. The Compensation Committee reviews and sets salaries, compensation and benefits for the Company's officers.

        AUDIT COMMITTEE. The Audit Committee consisted of Messrs. Gray, Doherty and Raphael in 1998. In May 1999, the Board appointed Messrs. Gray, Burlage and Gottlieb to the Audit Committee. The Audit Committee is responsible for reviewing, as it deems appropriate, and recommending to the Board, internal accounting and financial controls and accounting principles and auditing practices and procedures to be employed in the preparation and review of the Company's financial statements. The Audit Committee met once in 1998 with all three members present.

        NOMINATING COMMITTEE. The Board does not have a separate Nominating Committee.

DIRECTOR COMPENSATION

        Directors of the Company who are neither employees of the Company nor of the Company's affiliates receive $20,000 in cash each year for serving on the Board. Such Directors also receive 10,000 stock options under the Company's Amended and Restated 1997 Stock Option Plan (the "1997 Plan") on May 18 each year. In June of 1997, the Company made a one-time grant (approved by the Company's shareholders) to each director who was neither an employee of the Company nor of the Company's affiliates of an option under the 1997 Plan to purchase 20,000 shares of Common Stock at a price of $7.25 per share. In addition to such fees and options, as compensation for services as Chairman of the Board, in April 1998 Mr. Gray received a one-time grant of a fully-vested option under the 1997 Plan to purchase 50,000 shares of Common Stock at an exercise price of $12.6875 per share (the closing price of a share of Common Stock on The Nasdaq Stock Market's National Market on the grant date).

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

        Section 16(a) of the Securities Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                                 PROPOSAL NO. 2
                  AMEND THE COMPANY'S ARTICLES TO INCREASE THE
                 AUTHORIZED SHARES OF COMMON STOCK TO 30,000,000

        On May 24, 1999, the Board unanimously approved, subject to shareholder approval, an amendment to the Company's Second Amended and Restated Articles of Incorporation (the "Articles") to increase the number of authorized shares of Common Stock from 10,000,000 to 30,000,000. At present, the Company has only approximately 125,000 shares of Common Stock not reserved for issuance upon exercise or conversion of outstanding securities. The Board believes that this amount is not sufficient to enable the Company to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, the Board believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock as described above. The Board also believes that the availability of such additional shares will provide the Company with the flexibility to issue Common Stock for proper corporate purposes that may be identified by the Board from time to time, such as stock dividends (including stock splits in the form of stock dividends), financings, acquisitions, or strategic business relationships. Further, the Board believes the availability of additional shares of Common Stock will help enable the Company to attract and retain talented employees through the grant of stock options and other stock-based incentives. An important component of the Company's business strategy is to develop and market new products, including through the acquisition of technologies, assets and businesses deemed synergistic with the Company's operations. Although the Company does not, as of the date of this Proxy Statement, have any agreements with respect to future acquisitions that would require the issuance of shares of the Company's Common Stock, the Company intends to seek acquisition opportunities that may require such issuances. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share (if any) and, with respect to a person who does not purchase additional shares to maintain his or her pro rata interest, on such shareholder's percentage voting power.

        The authorized shares of Common Stock in excess of those issued will be available for issuance at such time and for such corporate purposes as the Board may deem advisable without further action by the Company's shareholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock do not have preemptive rights. The Board does not intend to issue any shares of Common Stock except on terms which the Board deems to be in the best interests of the Company and its then-existing shareholders.

        The Board does not recommend this proposed amendment with the intent to use the ability to issue additional shares of Common Stock to discourage tender offers or takeover attempts. However, the availability of authorized shares of Common Stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company. The proposed amendment is not in response to any effort on the part of any party to accumulate material amounts of Common Stock or to acquire control of the Company by any means of merger, tender offer, proxy contest or otherwise, or to change the

Company's management. The proposed amendment is not part of any plan be management to recommend a series of similar amendments to the Board and the shareholders. In addition, in order to complete the transaction described in Proposal 4 of this Proxy Statement, the Company will require additional shares of Common Stock. See Proposal 4.

        A of the Record Date, the Company had 4,186,941 shares of Common Stock outstanding. A total of 2,518,518 shares of Common Stock were reserved for issuance upon conversion of outstanding Series A Preferred Stock. An additional 3,169,650 shares were reserved for issuance upon exercise of outstanding options and warrants.

        The Board recommends your approval of the following resolution:

               RESOLVED, that the Company's authorized Common Stock be increased to 30,000,000 shares from 10,000,000 shares; that subparagraph(a)(i) of Article FOUR of the Company's Second Amended and Restated Articles of Incorporation be amended and restated to read as set forth on Exhibit A to the Company's Proxy Statement relating to its 1999 Annual Meeting of shareholders and that amended Articles be filed with the Secretary of State of California.

REQUIRED VOTE. The affirmative vote of a majority of votes held by the outstanding Common Stock voting as a separate class, and, the affirmative vote of holders of a majority of the votes of the outstanding Common Stock and outstanding Series A Preferred Stock, voting together as a single class, is required to approve the authorization of additional Common Stock. If approved, the proposed amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of the State of California, which will occur as soon as reasonably practicable following the Meeting.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 2.

                                 PROPOSAL NO. 3
                 AMEND AND RESTATE THE COMPANY'S CERTIFICATE OF
                   DETERMINATION FOR SERIES A PREFERRED STOCK
                  TO INCREASE THE AUTHORIZED SHARES TO 300,000

        On May 24, 1999, the Board unanimously approved, subject to shareholder approval, an amendment and restatement of the Company's Certificate of Determination for Series A Preferred Stock (the "Certificate") to increase the number of authorized shares of Series A Preferred Stock to 300,000 from 170,000. On June 30, 1999 the Company issued a note in the amount of $2,048,750 to Paul Guez (the "Note") which, subject to shareholder approval pursuant to Proposal 4 below, is convertible into Series A Preferred Stock and warrants to purchase Common Stock. All of the Company's authorized Series A Preferred Stock is issued and outstanding. In order to provide for the conversion of the Note and the payment of "in kind" dividends on outstanding shares of Series A Preferred Stock in accordance with the Certificate, shareholders must authorize additional shares of Series A Preferred Stock. The Board believes that it is in the Company's best interests to increase the number of authorized shares of Series A Preferred Stock as described above.

        The Board recommends that you approve the following resolution:

               RESOLVED, that the Company's authorized Series A Preferred Stock be increased to 300,000 shares from 170,000 shares and that the Certificate of Determination for the Series A Preferred Stock be amended and restated to read as set forth on Exhibit B to the Company's Proxy Statement relating to its 1999 Annual Meeting of shareholders and that amended and restated Certificate be filed with the Secretary of State of California.

REQUIRED VOTE. The affirmative vote of the holders of a majority of the votes of the outstanding Series A Preferred Stock, voting separately as a class, and the affirmative vote of holders of a majority of the votes of the outstanding Series A Preferred Stock and outstanding Common Stock, voting together as a single class, is required to approve the authorization of additional Series A Preferred Stock. If approved, the amended and restated Certificate will become effective upon its filing with the Secretary of the State of California, which will occur as soon as reasonably practicable following the Meeting.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 3.

                                 PROPOSAL NO. 4
        CONVERT THE GUEZ NOTE INTO SERIES A PREFERRED STOCK AND WARRANTS

        On April 26, 1999, the Company completed the private placement of 170,000 shares of Series A Preferred Stock (the "Stock Purchase"). The Stock Purchase was oversubscribed and, in order enable the Company to realize the potential benefits of additional capital, the Company issued the Note to Paul Guez on June 30, 1999. The Note bears interest at an annual rate of 7%, payable quarterly on the last day of each March, June, September and December, commencing on June 30, 1999. Subject to shareholder approval of an increase in the authorized shares of Series A Preferred Stock and the conversion of the Note, the Board approved the conversion of the Note into 20,488 shares of Series A Preferred Stock and 144,618 warrants to purchase Common Stock, (subject to customary anti-dilution provisions). If the shareholders approve Proposal 3 of this Proxy Statement and this Proposal 4 the Note will be converted into 20,488 shares of Series A Preferred Stock (convertible into 303,526 shares of Common Stock), and 144,618 warrants to purchase Common Stock. The Board believes that it is in the Company's best interests to convert the Note into equity. The conversion will provide the Company with an additional $2,048,750 of cash that can be used as working capital for management's planned growth and expansion of the Company's operations. If either (i) the increase in authorized shares of Series A Preferred Stock pursuant to Proposal 3 hereof or (ii) the conversion of the Note pursuant to this Proposal 4 are not approved, then Mr. Guez may accelerate the Note and require the Company to repay all amounts due thereunder on demand.

REQUIRED VOTE. The affirmative vote of a majority of the votes of the Common Stock and Series A Preferred Stock, present at the Meeting in person or by proxy, voting together as a single class, is required to approve this proposal. If approved, the proposed conversion will become effective upon the filing with the Secretary of State of California of the amended and restated Certificate described in Proposal 3 of this Proxy Statement which will occur as soon as reasonably practicable following the Meeting.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 4.

                                 PROPOSAL NO. 5
                          AMEND THE COMPANY'S BYLAWS TO
       ALLOW THE BOARD TO BE COMPRISED OF BETWEEN FIVE AND NINE DIRECTORS

        On May 24, 1999, the Board unanimously approved, subject to shareholder approval, an amendment to the Company's Second Amended and Restated Bylaws, as amended by the first amendment thereto, to increase the authorized number of directors from a range of three (3) to five (5) to a range of five (5) to nine
(9). The Board believes that a larger board of directors will enable the Company to add additional experience, expertise and industry contacts to the current Board and will enhance the Company's ability to expand.

        The Board recommends that you approve the following resolution:

               RESOLVED, that the authorized number of directors on the Board be increased from a range of three (3) to five (5) to a range of five (5) to nine (9) and that Section 2 of Article III of the Company's Second Amended and Restated Bylaws, as amended, be further amended by the Second Amendment as set forth on Exhibit C to the Company's Proxy Statement relating to its 1999 Annual Meeting of shareholders.

REQUIRED VOTE. The affirmative vote of a majority of the votes of the Common Stock and Series A Preferred Stock, present at the Meeting in person or by proxy, voting together as a single class, is required to approve this proposal. If approved, the proposed amendment will become effective immediately.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 5

                                 PROPOSAL NO. 6
         AMEND THE COMPANY'S AMENDED AND RESTATED 1997 STOCK OPTION PLAN

        At a meeting held on May 24, 1999, the Board approved an amendment to the 1997 Plan, subject to shareholder approval. A copy of the proposed amendment is attached as Exhibit D to this Proxy Statement. The description of the proposed amendment that follows is qualified in its entirety by reference to the text thereof. The full description of the 1997 Plan was included in the Company's 1998 Proxy Statement.

        The 1997 Plan currently provides for the grant of options to purchase an aggregate of 450,000 shares of the Common Stock. As of May 24, 1999, only approximately 30,000 shares were available for the grant under the 1997 Plan. The proposed amendment to the 1997 Plan increases the aggregate number of shares available for the grant of options by 400,000 shares to an aggregate of 850,000. In addition to such increase, the Board approved certain technical amendments to the 1997 Plan which are not required to be approved by shareholders but are included as part of Exhibit D for your information.

        The aggregate market value of the 400,000 additional shares of Common Stock underlying options which may be granted pursuant to the 1997 Plan, as proposed to be amended, was approximately $2,700,000 as of the close of business on May 24, 1999.

REQUIRED VOTE. The affirmative vote of a majority of the votes of the Common Stock and Series A Preferred Stock, present at the Meeting in person or by proxy, voting together as a single class, is required to approve this proposal. If approved, the proposed amendment will become effective immediately.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 6

                                  OTHER MATTERS

        The Board is not aware of any other matter that may properly come before the meeting. If any matter not mentioned in this Proxy Statement is brought before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of June 15, 1999, certain information regarding the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock or Series A Preferred Stock, (ii) each of the Company's directors, (iii) each person who served as the chief executive officer of the Company during fiscal year 1998, (iv) the other executive officers of the Company during fiscal year 1998, and (v) the Company's current directors and executive officers as a group:


                                                                        Number of Shares
Name and Address of                                                       and Nature of
Beneficial Owners                    Title of Class (1)             Beneficial Ownership (2)      Percent of Class (3)
-----------------------              --------------                 --------------------          ----------------
AKAUSA Holdings                      Common Stock                           1,075,000                    25.68%
Limited (4)......................... Series A Preferred Stock                      --                       --
                                     Total Voting Power                            --                    16.03%

Ahmad Bin Khalid Al-                 Common Stock                           1,075,000                    25.68%
Saud (4)............................ Series A Preferred Stock                      --                       --
                                     Total Voting Power                            --                    16.03%

Roger A. Burlage (5)................ Common Stock                            200,000                      4.56%
                                     Series A Preferred Stock                  5,000                      2.94%
                                     Total Voting Power                           --                      3.97%

Anthony J. Scotti (6)............... Common Stock                            271,600                      6.09%
                                     Series A Preferred Stock                     --                        --
                                     Total Voting Power                           --                      3.89%

Michael S. Hope (7)................. Common Stock                             67,900                      1.60%
                                     Series A Preferred Stock                     --                        --
                                     Total Voting Power                           --                      1.00%

Jeffrey A.                           Common Stock                                 --                        --
Montgomery (8)...................... Series A Preferred Stock                     --                        --
                                     Total Voting Power                           --                         0%

Michael R. Burns (9)................ Common Stock                             11,000                      0.26%
                                     Series A Preferred Stock                     --                        --
                                     Total Voting Power                           --                      0.16%

Gary M. Gray (10)................... Common Stock                            117,500                      2.74%
                                     Series A Preferred Stock                     --                        --
                                     Total Voting Power                           --                      1.73%

Michael S. Doherty (11)............. Common Stock                             70,000                      1.64%
                                     Series A Preferred Stock                     --                        --
                                     Total Voting Power                           --                      1.03%

Meyer Gottlieb (12)................. Common Stock                             13,000                      0.31%
                                     Series A Preferred Stock                     --                        --
                                     Total Voting Power                           --                      0.19%

Charles Day (13).................... Common Stock                             12,500                      0.30%
                                     Series A Preferred Stock                     --                        --
                                     Total Voting Power                           --                      0.19%

Don Gold (14)....................... Common Stock                              1,000                      0.02%
                                     Series A Preferred Stock                     --                        --
                                     Total Voting Power                           --                      0.01%

Paul Guez (15)...................... Common Stock                                 --                        --
                                     Series A Preferred Stock                 29,512                     17.36%
                                     Total Voting Power                           --                      6.52%



                                                                        Number of Shares
Name and Address of                                                       and Nature of
Beneficial Owners                    Title of Class (1)             Beneficial Ownership (2)      Percent of Class (3)
-----------------------              --------------                 --------------------          ----------------
Universal Studios, Inc. (16)........ Common Stock                            374,500                      8.94%
                                     Series A Preferred Stock                     --                        --
                                     Total Voting Power                           --                      5.59%

Cardinal Capital                     Common Stock                            456,900                     10.91%
Management, L.L.C. (17)............. Series A Preferred Stock                     --                        --
                                     Total Voting Power                           --                      6.81%

Lord, Abbett & Co. (18)............. Common Stock                            240,100                      5.73%
                                     Series A Preferred Stock                     --                        --
                                     Total Voting Power                           --                      3.58%

Benson Associates, LLC (19)......... Common Stock                            216,900                      5.18%
                                     Series A Preferred Stock                     --                        --
                                     Total Voting Power                           --                      3.23%

The Kushner-Locke                    Common Stock                                 --                        --
Company (20)........................ Series A Preferred Stock                 55,000                     32.35%
                                     Total Voting Power                           --                     12.15%

All Officers and Directors a         Common Stock                            559,000                     11.82%
group (8 persons)  (21)............. Series A Preferred Stock                  6,550                      3.85%
                                     Total Voting Power                           --                      9.05%

---------------

(1) Each share of Series A Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which it is convertible. The Series A Preferred Stock voting as a separate class is entitled to elect two of the Company's five directors and is otherwise entitled to vote on all matters (including the election of remaining directors) together with holders of Common Stock voting as a class.

(2) Shares underlying options or warrants to purchase Common Stock exercisable within 60 days are deemed to be outstanding for purposes of calculating the number of shares owned by the holders of such options or warrants.

(3) The percent of Common Stock owned is calculated using the number of shares of Common Stock beneficially owned as the numerator and the total number of shares of Common Stock outstanding on June 15, 1999 (4,186,941) as the denominator. The percent of Series A Preferred Stock owned is calculated using the number of shares of Series A Preferred Stock beneficially owned as the numerator and the total number of shares of Series A Preferred Stock outstanding on June 15, 1999 (170,000) as the denominator. The percent of Total Voting Power is calculated using the sum of (A) the number of shares of Common Stock beneficially owned and (B) the number of shares of Common Stock issuable upon conversion of the beneficial owner's Series A Preferred Stock as the numerator, and the sum of (C) the total number of shares of Common Stock outstanding (4,186,941) and (B) the total number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock (2,518,519) at the initial conversion price of $6.75 per share of Common Stock (for a total of 6,705,460) as the denominator.

(4) Includes shares held by AKAUSA and Mr. Al-Saud. The United States mailing address of AKAUSA and the United States address of Mr. Ahmad Bin Khalid Al-Saud is 3535 N. W. 58th Street, Suite 950, Oklahoma City, Oklahoma 73112. AKAUSA is a Cayman Islands corporation, 100% of whose stock is owned by Mr. Ahmad Bin Khalid Al-Saud, a citizen and resident of Saudi Arabia. AKAUSA owns 475,000 shares; Mr. Al-Saud owns 600,000 shares directly.

(5) The address of Mr. Burlage is c/o the Company at 1999 Avenue of the Stars, Suite 2050, Los Angeles, California 90067. Includes warrants to purchase 200,000 shares of Common Stock. Excludes warrants to purchase 200,000 shares of Common Stock that are not exercisable within the next 60 days.

(6) The address of Mr. Scotti is c/o Global Media Management Group, LLC, 1999 Avenue of the Stars, 17th Floor, Los Angeles, California 90067. Mr. Scotti resigned as Interim Chief Executive Officer and Interim President on April 26, 1999. Includes currently exercisable warrants to purchase 155,200 shares of Common Stock at an exercise price of $12.75 per share, vested options to purchase 77,000 shares of Common Stock at an exercise price of $9.63 per share and vested options to purchase 38,800 shares of Common Stock at an exercise price of $12.69 per share.

(7) The address of Mr. Hope is c/o Global Media Management Group LLC, 1999 Avenue of the Stars, 17th Floor, Los Angeles, California 90067. Mr. Hope resigned as Interim Chief Financial Officer and Interim Secretary on April 26, 1999. Includes currently exercisable warrants to purchase 38,800 shares of Common Stock at an exercise price of $12.75 per share, vested options to purchase 19,400 shares of Common Stock at an exercise price of $9.63 per share and vested options to purchase 9,700 shares of Common Stock at an exercise price of $12.67 per share.

(8) Mr. Montgomery resigned as Chief Executive Officer and from the Board on March 30, 1998. The address of Mr. Montgomery is 10380 Wilshire Boulevard, #504, Los Angeles, CA 90024. The number of shares beneficially owned is based on a Schedule 13 D/A filed on May 11, 1998.

(9) The address of Mr. Burns is c/o Prudential Securities Incorporated 2049 Century Park East, Suite 1200, Los Angeles, California 90067. Includes options to purchase 10,000 shares which became exercisable in May 1999.

(10) The address of Mr. Gray is c/o Milestone Capital Inc., 1800 West Loop South, Suite 1075, Houston, Texas 77027. Includes options to purchase 5,000 shares which became exercisable in May 1994, 2,500 shares which became exercisable in each of May 1995 and 1996, 7,500 shares which became exercisable in March 1996, 10,000 shares which became exercisable in May 1997 and May 1998, 20,000 shares which became exercisable in June 1997, 50,000 shares which became exercisable in April 1998 and 10,000 shares which became exercisable in May 1999.

(11) The address of Mr. Doherty is c/o Spencer Trask Securities Incorporated, 1299 Ocean Avenue, Suite 900, Santa Monica, California 90401. Includes a warrant to purchase 50,000 shares which became exercisable in January 1997 as to 25,000 shares and exercisable in March 1998 as to 25,000 shares. Includes options to purchase 10,000 shares which became exercisable in May 1998 and 10,000 shares which became exercisable in May 1999.

(12) The address of Mr. Gottlieb is c/o the Company at 1999 Avenue of the Stars, Suite 2050, Los Angeles, California 90067. Includes options to purchase 10,000 shares of Common Stock which became exercisable in June 1999.

(13) The address of Mr. Day is c/o the Company at 1999 Avenue of the Stars, Suite 2050, Los Angeles, California 90067. Includes currently exercisable options to purchase 12,500 shares of Common Stock.

(14) The address of Mr. Gold is c/o Itsy Bitsy Entertainment Company, 127 North Robertson, Los Angeles, California 90048.

(15) The address of Mr. Guez is c/o Azteca Production International, Inc., 5804 Slauson Avenue, City of Commerce, California.

(16) The address of Universal Studios, Inc. is 100 Universal City Plaza, Universal City, California 91608. Universal Studios is controlled by the Seagram Company Ltd., a Canadian Company. The address of the Seagram Company Ltd. is 375 Park Avenue, New York, New York 10152.

(17) The address of Cardinal Capital Management L.L.C. is One Fawcett Place, Greenwich, Connecticut 06830. The number of shares beneficially owned is based on a Schedule 13 G/A filed on February 16, 1999.

(18) The address of Lord, Abbett & Co. is 767 Fifth Avenue, New York, New York 10153-0203. The number of shares beneficially owned is based on a
         Schedule 13 G filed on February 12, 1999.

(19) The address of Benson Associates, LLC is 111 SW 5th Avenue, Suite 2130, Portland, Oregon 97204. The number of shares beneficially owned is based on a Schedule 13 G filed on February 16, 1999.

(20) The address of The Kushner-Locke Company is 11601 Wilshire Boulevard, 21st Floor, Los Angeles, California 95205.

(21) Includes the beneficial ownership of Messrs. Burlage, Burns, Gray, Doherty, Gottlieb, Day, Eric S. Mischel, the Company's President and Chief Operating Officer, and Ronald B. Cushey, the Company's Chief Financial Officer, Executive Vice President and Secretary.


EXECUTIVE COMPENSATION AND OTHER REMUNERATION

        The following table and related footnotes show the compensation paid during the fiscal years ended December 31, 1998, 1997 and 1996 to the Company's Chief Executive Officer, and its three other most highly compensated officers for services rendered during such period to the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                      Long Term Compensation
                                                                                 ----------------------------------
                                                 Annual Compensation             Common Stock
 Name And Principal                           -------------------------           Underlying           All Other
      Position                 Year           Salary              Bonus            Options           Compensation
      --------                 ----           ------              -----            -------           ------------
Anthony J. Scotti (1).....     1998             (2)                (2)              271,600                N/A
   (Former) Interim            1997             N/A                N/A                N/A                  N/A
   Chief Executive             1996             N/A                N/A                N/A                  N/A
   Officer and
   (Former) Interim
   President

Michael S. Hope (3).......     1998            (4)                 (4)              67,900                  N/A
   (Former) Interim            1997             N/A                N/A                N/A                   N/A
   Chief Financial             1996             N/A                N/A                N/A                   N/A
   Officer and
   (Former) Interim
   Secretary

Jeffrey A.                     1998          $ 59,150           $    0                N/A             $3,012,379(7)
Montgomery (5)............     1997          $295,000           $275,000             50,000           $   82,333(7)
   (Former) Chief              1996          $256,487           $250,000(6)           N/A             $   93,915(7)
   Executive Officer,
   (Former) President
   and (Former)
   Chairman

Charles Day (8)...........     1998          $147,255           $    0                N/A             $ 47,878(10)
   Senior Vice                 1997          $130,000            $50,000(9)          5,000            $ 80,270(10)
   President of                1996          $ 28,085           $    0              11,500            $ 19,630(10)
   Consumer Products

Don Gold (11).............     1998          $118,750           $20,000(12)         20,000            $  6,650(13)
   (Former) Senior             1997            N/A                 N/A                N/A                  N/A
   Vice President --           1996            N/A                 N/A                N/A                  N/A
   Harvey Home
   Entertainment

---------------

(1) On April 26, 1999 Mr. Scotti resigned as Interim Chief Executive Officer and Interim President and Roger A. Burlage was appointed Chief Executive Officer and shortly thereafter Eric S. Mischel was appointed President and Chief Operating Officer. "See Employment Agreements with Executive Officers."

(2) Mr. Scotti did not receive any salary directly from the Company. Instead, Mr. Scotti served in his interim management positions pursuant to the Company's management services agreement with Global Media Management Group, LLC. See "Certain Relationships and Related Transactions --
       Global Media Management Group, LLC."

(3) On April 26, 1999 Mr. Hope resigned as Interim Chief Financial Officer and Interim Secretary. Shortly thereafter Ronald B. Cushey was appointed Executive Vice President, Chief Financial Officer and Secretary.

(4) Mr. Hope did not receive any salary directly from the Company. Instead, Mr. Hope served in his interim management positions pursuant to the Company's management services agreement with Global Media Management Group, LLC. See "Certain Relationships and Related Transactions -- Global Media Management Group, LLC."

(5) Effective July 10, 1989, the Company entered into an employment agreement with Mr. Montgomery, which agreement was amended in March 1993 and April 1995. On March 20, 1998, the Company's Board voted not to renew the agreement with Mr. Montgomery. The agreement expired on April 17, 1998 and Mr. Montgomery is no longer an officer of the Company.

(6) Represents a producer's fee in connection with the 1996 direct-to-video production of Casper, A Spirited Beginning. Mr. Montgomery and Gregory A. Yulish, the Company's former Chief Financial Officer, negotiated an agreement pursuant to which Saban Entertainment agreed to bear all costs of production and to share defined profits, if any, with the Company.

(7) Represents net proceeds from the exercise of stock options, sums advanced under the Company's defined contribution plan, which vest over a period of five years, an unaccountable business expense allowance, benefits under automobile and athletic club plans, and in 1995 the value of a whole life insurance policy transferred to Mr. Montgomery in connection with his employment agreement.

(8) Effective October 16, 1996, the Company entered into an employment agreement with Mr. Day, See "Employment Agreements with Executive Officers."

(9) Represents a bonus in connection with the divisional profit margin as negotiated in Mr. Day's employment agreement.

(10) Represents net proceeds from the exercise of stock options and benefits under automobile, living and moving allowance plans.

(11) Mr. Gold's employment with the Company terminated at the end of February 1999.

(12)   Represents a signing bonus.

(13)   Represents benefits under an automobile allowance plan.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table and related footnotes set forth the number of securities underlying options granted in the last fiscal year and held by each person who served as the Company's Chief Executive Officer and its three other most highly compensated officers and the value thereof.


                                                  Number of
                                                 Securities     Percent of Total
                                                 Underlying    Options Granted to    Exercise or
                                                   Options        Employees in        Base Price
Name                                               Granted       Fiscal Year (1)       ($/Share)          Expiration Date
----                                               -------       -----------           ---------          ---------------
Anthony J. Scotti.....................             155,200           42%               $12.75                 3/23/03
                                                    38,800           10%               $12.69                 4/13/08
                                                    77,600           21%               $ 9.63                 7/21/03
Michael S. Hope.......................              38,800           10%               $12.75                 3/23/03
                                                     9,700            3%               $12.69                 4/13/08
                                                    19,400            5%               $ 9.63                 7/21/03
Jeffrey A. Montgomery.................                   0           N/A               N/A                        N/A
Charles Day...........................                   0           N/A               N/A                        N/A
Don Gold..............................              20,000            5%               $10.25                 2/27/08

--------------

(1) Includes options and warrants granted to Messrs. Scotti and Hope who were employed pursuant to a management services agreement with Global Media Management, LLC.

               AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                              Number of
                                                                             Securities           Value of Unexercised
                                                                             Underlying         In-the-Money Options at
                                     Shares                                  Unexercised              12/31/98 (1)
                                   Acquired on            Value              Options at             Exercisable (#)/
          Name                    Exercise (#)        Realized ($)            12/31/98             Unexercisable (#)
          ----                    ------------        ------------            --------             -----------------
Anthony J. Scotti............           0                  N/A                 271,600                    0 / 0
Michael S. Hope..............           0                  N/A                 67,900                     0 / 0
Jeffrey A. Montgomery........        516,666           $3,512,880                 0                      0 / 0
Charles Day..................           0                  N/A                 12,500                10,000 / 1,500
Don Gold.....................           0                  N/A                    0                       0 / 0

--------------

(1) The Common Stock closed on The Nasdaq National Market on December 31, 1998 at $7.75 per share.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company has entered into certain relationships and transactions with related parties. Such relationships and transactions include, without limitation, the following:

UNIVERSAL STUDIOS

      In December 1990, the Company sold Universal Studios a 20% equity interest in the Company for $3 million and entered into a Registration Agreement and Memorandum of Distribution Agreement with Universal Studios. In September 1994, the Company and Universal Studios entered into the television animation agreement described below. In May 1997, the Company and Universal Studios amended their relationship as described below.

      Universal Studios Distribution Agreement And Animation Agreement/May 1997 Amendment/ Related Agreements. The Company and Universal Studios entered into a Memorandum of Distribution Agreement dated as of December 7, 1990, as amended by letters dated April 22, 1993 and September 28, 1993 (the "Universal Studios Distribution Agreement"), pursuant to which Universal Studios was granted certain limited rights, with no corresponding obligation, to exploit the Company's characters and products in (i) theatrical motion pictures, (ii) television, (iii) home video, (iv) merchandising, and (v) theme parks, and to distribute new pictures in all media. Under the Universal Studios Distribution Agreement, the Company retained the right to create and distribute existing and new television, home video and new media products, subject to Universal Studios' First Negotiation ("FN") rights and First Negotiation/First Refusal ("FNFR") rights, and also retained certain limited rights to exploit the Company's characters in theme parks.

      In May 1997, the Company and Universal Studios entered into an Amendment to Merchandising Deal (currently being reduced to a long form Amended and Restated Memorandum of Distribution Agreement) which altered the obligations and rights of the parties with respect to merchandising (the "Merchandising Amendment") substantially in the form of an October 29, 1996 draft of that agreement previously negotiated (the "Merchandising Amendment Draft"), a Term Sheet for Universal/Harvey Restated Agreement (the "Term Sheet") reflecting changes in the Universal Studios Distribution Agreement, and a Pricing Letter (together with the Merchandising Amendment, the Merchandising Amendment Draft and the Term Sheet, the "May 1997 Amendment"). In summary, pursuant to the May 1997 Amendment, the Company reacquired from Universal Studios (i) control of all merchandising rights with respect to the Company's characters (except those related to a Casper or Casper Character motion pictures produced and/or released by Universal Studios, as further described below), (ii) FNFR rights and FN rights in all of the Company's characters other than certain FNFR rights and FN rights relating to Casper and Casper Characters and (iii) theme park rights other than those relating to Casper and the Casper Characters. In exchange for the reacquisition of these rights, the Company provided Universal Studios with an exclusive release window for the first sequel to the first Casper movie (and potentially other sequels), a FNFR right with respect to the first direct-to-video production featuring Casper after the release of the first Casper sequel and the right to exploit movie merchandising related to Casper and Casper Characters appearing in permitted feature pictures which feature or refer in to the title to Casper or Casper Characters during merchandising windows associated with such picture (such windows are exclusive except that, during a window, the Company may enter into new licenses with a term beginning after the window and such pre-existing licenses between the Company and third parties are not affected by a window).

      Theatrical Motion Pictures. Under the Universal Studios Distribution Agreement, Universal Studios had the sole and exclusive right and license to develop, produce and distribute theatrical motion pictures based on the Casper, the Friendly Ghost character. In May 1995, a theatrical motion picture featuring Casper, the Friendly Ghost was released. To date, the first Casper movie has grossed approximately $307 million at the box office (of which the Company was entitled to receive only its contractual share). The Company is entitled to certain fees, which have already been paid, plus a percentage of gross profits, if any, derived after initial actual breakeven, and a percentage of the gross proceeds from merchandising in connection with the Casper Movie, less a distribution fee and certain costs. Upon commencement of principal photography of the first Casper movie, Universal Studios became vested with all theatrical sequel and theatrical remake rights to Casper.

      Pursuant to the May 1997 Amendment (currently being reduced to a long form Amended and Restated Memorandum of Distribution Agreement), Universal retains the exclusive right to initiate, develop and produce further Casper theatrical features. The rights fees for the second and subsequent sequels, if produced, will be negotiated in good faith, and subject to resolution by "baseball" arbitration. The Company agreed to a theatrical preclusion period ("TPP") around the theatrical release of the first Casper sequel during which time the Company may not permit the initial release of any Casper filmed entertainment product. Universal may qualify for a TPP with regard to subsequent sequels as well. Universal also has certain rights with respect to non-features and other pictures in which Casper may make a guest appearance.

      On February 16, 1999, Universal Studios advised the Company that neither Universal Studios nor Amblin Entertainment had approved a script or commenced pre-production on a Casper sequel. Universal Studios indicated that script approval was imminent and that it would advise the Company when script approval was received and would formally request at that time an extension of the February 15, 1999 initial notice date.

      In May 1997, the Company entered into an agreement with Universal Studios to produce and distribute a motion picture sequel to the first Casper movie to be produced by Universal Pictures and Amblin Entertainment. The Company received an advance for the sequel rights and, if a sequel is produced, is contractually entitled to receive additional advances against a percentage of gross receipts from all sources of exploitation of the motion picture. As part of the Company's agreement with Universal Studios, the Company was also paid a non-refundable advance against the Company's share of its profit participation from the first Casper movie.

      Although Universal Studios' rights to develop and produce theatrical motion pictures featuring the Company's characters (other than Casper) expired in December 1995, it has retained a FN right with respect to new pictures in which the name of one or more Casper Characters (other than Casper) is to appear in the title of the picture or in which one or more Casper Characters (other than Casper) are featured which it may exercise should the Company attempt to license or transfer theatrical motion picture rights or such characters to third parties. The FN right expires on the earlier of (i) December 7, 2000, or (ii) the date upon which Universal Studios ceases to own at least five percent (5%) of the outstanding capital stock of the Company.

      Television. Under the May 1997 Amendment, Universal Studios has FNFR rights for the exploitation of new television product and domestic distribution of the Company's existing animated film library of product featuring Casper or having Casper's name in the title. The FNFR rights expire on December 7, 2003, but if Universal Studios fails to give the Company appropriate notice of an anticipated release of the first Casper sequel by June 2000 or fails to release the first Casper sequel by Labor Day 2001, the FNFR rights will expire on December 7,

2000. With respect to Universal Studios' rights to the library of product featuring Casper or having the Casper name in the title only, the expiration date of such rights also will be shortened to December 7, 2000 if the domestic box office projection for the first Casper sequel does not exceed $100 million.

      Under the May 1997 Amendment, Universal Studios also has FNFR rights for the exploitation of new television product and domestic distribution of the Company's existing animated film library of product featuring Casper Characters (other than Casper) or having a Casper Character name (other than Casper) in the title. The FNFR rights with respect to the Casper Characters (other than Casper) expire in June 2001, but if Universal Studios fails to give the Company appropriate notice of an anticipated release of the first Casper sequel by June 2000 or fails to release the first Casper sequel by Labor Day 2000, the FNFR rights will expire on December 7, 2000.

      On September 22, 1994, Universal Studios and the Company formed an animation productions services organization ("PSO"), known as the Universal/Harvey Animation Studios, for the purpose of developing and producing television motion pictures based on the Harvey Classic Characters or other characters. In 1996, the venture produced 26 30-minute episodes of "Casper" for the Fox Kid's Television Network. The venture completed production of another 26 episodes which were delivered to Fox in 1997 and 1998. Fox did not order additional episodes and lost the right to order additional ones. Universal Studios was granted merchandising and publishing (except for comic books) agency rights limited to the animated entertainment produced by the venture. The venture will not produce any additional animation based on Casper. Under the May 1997 Amendment, if Universal initiates production of a filmed entertainment to which a TPP does not apply, the Company is precluded from releasing new animated television product featuring Casper or the Casper Characters for a limited period of time. Pursuant to the PSO Agreement (as amended by the Term Sheet), Universal Studios has animated television sequel rights to any Casper Character starring in television motion pictures produced under the PSO Agreement for a period of 3 years from the completion of production of the last television motion picture featuring such character. The PSO Agreement otherwise restricts the Company's right to produce animated television sequels.

      Home Video. Under the Universal Studios Distribution Agreement, Universal Studios held certain FNFR rights with respect to the Company's worldwide licensing of (i) home video rights in the Company's library existing on the date of the Universal Studios Distribution Agreement, (ii) new television products (subject to the Company's retaining the right under certain circumstances to transfer home video rights in a new television product to a third party concurrent with the transfer of television rights), and (iii) characters and products which the Company intended to exploit initially in the home video market. Pursuant to the May 1997

Amendment, Universal Studios released all such rights except the right to produce and release the first feature length Casper direct-to-video after the next Casper theatrical release. This right expires in December 2000.

      In 1992, Universal Studios and the Company reached an agreement in the home video market pursuant to which Universal Studios paid the Company an advance, recoupable against the Company's royalty, for the right to package and distribute one-half hour videos made from the Company's Classic Film Library. Pursuant to the May 1997 Amendment, the Company repurchased these rights from Universal.

      Merchandising. Pursuant to the Universal Studios Distribution Agreement, Universal Studios had the right to act as the exclusive worldwide licensing agent of the Company with respect to all merchandising exploitation of the Company's characters. Most of these rights expired in April 1996. Pursuant to the May 1997 Amendment, Universal Studios' only remaining merchandising rights are certain rights to exploit movie merchandising related to Casper and Casper Characters appearing in permitted feature pictures which feature or refer in the title to Casper or Casper Characters during merchandising windows associated with such pictures (such windows are exclusive except that, during a window, the Company may enter into new licenses with a term beginning after the window ends and pre-existing licenses between the Company and third parties are not affected by a window).

      Theme Parks. Under the May 1997 Amendment, Universal Studios has the exclusive right to exploit Casper and the Casper Characters and products in theme parks in the United States, provided, however, that in certain circumstances the Company has limited rights to exploit Casper and the Casper Characters and products in Harvey owned theme parks more than 150 miles away from any Universal Studios' theme park. Harvey retains "special appearance" rights for its characters in all locations outside California and Florida.

      Additionally, if Universal Studios exploits Casper or the Casper Characters and/or products in a major attraction in a theme park in the United Kingdom, France and Japan, Universal Studios shall have exclusive theme park exploitation rights in that country as long as the character or product is a principal element in an attraction there; thereafter, Universal Studios shall have non-exclusive rights. (Universal Studios is not currently exploiting Casper or the Casper Characters in theme parks in the United Kingdom, France or Japan). Universal Studios has non- exclusive rights to exploit Casper and the Casper Characters and products in theme parks in the rest of the world. Prior to the May 1997 Amendment, Universal Studios held these rights with respect to all of the Company's characters. The Company is negotiating with Universal Studios with respect to certain limited rights of the Company to use the Casper Characters to stroll throughout theme parks in the United States.

      Security Interest. In order to secure Universal Studios' rights under the Universal Studios Distribution Agreement, the Company granted to Universal Studios security interests in the rights it acquired. After the May 1997 Amendment, this security interest continues with respect to the Casper Characters only.

      Lease. The Company entered into a short-term sublease with MCA Records (a subsidiary of Universal Studios) on September 22, 1996 for 3,000 square feet of space at its Santa Monica premises for a monthly rental of approximately $7,000 until October 1997 at which time it increased to $7,500 until September 1999. The lease has been extended to October 2001 at a monthly lease rate of approximately $12,000.

PRUDENTIAL SECURITIES INC.

      On April 7, 1999 the Company entered into a Stock Purchase Agreement by and among the Company and Michael R. Burns, Roger A. Burlage, Ken Slutsky and the Kushner-Locke Company pursuant to which the Company issued and sold 170,000 shares of its Series A Preferred Stock ("Series A Preferred Stock") and warrants ("Warrants") to purchase up to 2,400,000 shares of the Company's Common Stock (the "Stock Purchase"). In connection with the Stock Purchase, Prudential Securities Inc. received fees of approximately $450,000 for advisory services rendered. Michael R. Burns, a Director of the Company, is a Managing Director of Prudential Securities Inc.

GLOBAL MEDIA MANAGEMENT GROUP, LLC

      In March 1998, the Company entered into a management services agreement (the "Management Agreement") with Global Media Management Group, LLC ("Global Media"). Pursuant to the Management Agreement, the Company secured the non-exclusive services of Anthony J. Scotti and Michael S. Hope, as the Company's Interim Chief Executive Officer/Interim President and Interim Chief Financial Officer/Interim Secretary, respectively, and Leonard Breijo, as the head of the Company's business affairs. The Company agreed to pay Global Media a fee of $75,000 per month for the services of Messrs. Scotti and Hope, and an additional $10,000 per month for the services of Mr. Breijo.

     In March 1998, in connection with their employment by the Company, the Company granted Messrs. Scotti, Hope and Breijo five-year warrants to purchase, in the aggregate, 200,000 shares of Common Stock. The warrants became exercisable immediately and have an exercise price of $12.75 per share (the closing price of a share of Common Stock on The Nasdaq National Market on the date the warrants were issued). In April 1998 the Company also granted Messrs. Scotti, Hope and Breijo options under the Company's 1997 Stock Option Plan to purchase, in the aggregate, 50,000 shares of Common Stock. The options became exercisable immediately and have an exercise price of $12.6875 per share (the closing price of a share of Common Stock on The Nasdaq National Market on the date the options were granted). Under the Management Agreement, the Company agreed to indemnify Global Media against all losses except those occasioned by Global Media's gross negligence or willful misconduct. The Management
Agreement had an initial term of six months. In July 1998, the Management Agreement was extended for an additional six month term through December 23, 1998. At that time the Company granted to Messrs. Scotti, Hope and Breijo options under the Company's 1997 Stock Option plan to purchase, in the aggregate 100,000 shares of the Company's Common Stock. The options became exercisable immediately and have an exercise price of $9.63 per share (the closing price of a share of Common Stock on The Nasdaq National Market on the date the options were granted.)

     From the expiration of the extension in December 1998 through April 1999, Global Media provided services to the Company on a month-to-month basis on the same terms and conditions as set forth in the Management Agreement, as extended. In April 1999 Messrs. Scotti and Hope resigned from their Interim Management positions.

REGISTRATION RIGHTS AGREEMENTS

      The Company entered into a Registration Rights Agreement dated as of December 7, 1990, as amended by letter dated as of April 22, 1993, with Universal Studios and AKAUSA (the "Registration Agreement"). The Registration Agreement provides that at any time after June 18, 1994, AKAUSA and/or Universal Studios may request that the Company use its best efforts to register for sale under the Securities Act their respective shares of the Common Stock. The Registration Agreement also provides for a second demand registration and for certain "piggy back" registration rights in the event the Company initiates another registered stock offering under the Securities Act.

      In October 1994, the Company sold 250,000 shares of Common Stock, AKAUSA sold 200,000 shares of Common Stock and Mr. Montgomery sold 50,000 shares of Common Stock in a private placement. Purchasers therein were granted registration rights. The Company filed a registration statement on Form S-3 to register the shares sold in the 1994 private placement. AKAUSA also exercised its piggyback registration rights with respect to the Company's Form S-3 filing.

      On April 26, 1999, in connection with the issuance and sale of the Series A Preferred Stock and Warrants in the Stock Purchase, the Company entered into a Registration Rights Agreement (the "1999 Agreement") with Michael R. Burns, Roger A. Burlage, Al Checchi, Ken Slutsky and The Kushner-Locke Company (the "Holders"). The 1999 Agreement gives the Holders certain demand and piggyback registration rights commencing on the date that is 18-months following the issuance and sale of the Series A Preferred Stock and the Warrants to register the Common Stock issuable upon conversion of the Series A Preferred Stock and the exercise of the Warrants.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

      The Company entered into an employment agreement with Roger A. Burlage, dated April 7, 1999 which provides that he will serve as the Company's Chairman and Chief Executive for a term of four years. Mr. Burlage is entitled to an annual salary of $500,000, with minimum annual increases of 7.5%. Mr. Burlage is also eligible to receive a discretionary bonus as determined by the Board. As part of the agreement, Mr. Burlage was granted warrants to purchase 400,000 shares of the Company's Common Stock at exercise prices ranging from $9.00 to $12.00 per share, and may receive up to an additional 200,000 warrants at his election under certain circumstances within one year of the effective date of his employment agreement. One half of such warrants vested upon Mr. Burlage signing the agreement and the balance vest over a three-year period, with 25% vesting on the first anniversary, and 12.5% vesting on each of the second and third anniversaries of the agreement. Mr. Burlage is also entitled to be reimbursed for up to $7,500 per year for country club dues, and to receive all other benefits generally available to the Company's other officers, including participation in stock incentive, retirement, medical, dental and accidental benefit plans, life and disability insurance and vacation. If Mr. Burlage's position is eliminated as a result of a merger or consolidation of the Company, Mr. Burlage will be entitled to terminate his employment within three months of such event and to receive all salary, benefits and emoluments in effect as such date through the remainder of his four-year term.

        The Company entered into an employment agreement with Eric S. Mischel, dated April 26, 1999, which provides that he will serve as the Company's President and Chief Operating Officer for a term of four years. Mr. Mischel is entitled to an annual salary of $250,000 with minimum annual increases of 7-1/2%, and is also entitled to receive an annual discretionary bonus as determined by the Board. As part of the agreement, Mr. Mischel was granted warrants to purchase 210,000 shares of the Company's Common Stock at exercise prices ranging from $9.00 to $12.00 per share, with one-half of such warrants vesting on signing of the agreement, 25% vesting on the first anniversary of the agreement and 12.5% vesting on each of the second and third anniversaries of the agreement. The Company agreed to obtain certain film projects previously held by Mr. Mischel in The Mischel Company, of which he was president prior to joining the Company. Mr. Mischel was paid an amount of $65,000 by the Company for the transfer of all title, rights and interest in these projects. He is entitled to receive a profit participation of 60% on certain of the film projects transferred to the Company, and if Mr. Mischel's employment is terminated other than for cause, or in certain circumstances of a change in ownership control (as defined in the agreement), he will be entitled to be paid the remaining balance of his salary, in accordance with its terms until he shall become employed, in which case in certain circumstances he shall be paid the difference (if less) between his new salary and his compensation under his employment agreement with the Company. Mr. Mischel is also entitled to receive all other benefits generally available to the Company's other officers, including participation in stock incentive, retirement, medical, dental and accidental benefit plans, life and disability insurance and vacation.

        The Company entered into an employment agreement with Ronald B. Cushey, dated April 26, 1999, which provides that he will serve as the Company's Executive Vice President and Chief Financial Officer and Corporate Secretary for a term of three years. Mr. Cushey is entitled to annual salaries of $150,000, $165,000 and $180,000, in the first, second and third years of the term, respectively, and is also entitled to receive an annual discretionary bonus as determined by the Board. Mr. Cushey's annual salary may be increased to $200,000 in certain circumstances if the Company's annual revenues exceed $20 million or if responsibilities related to additional corporate activity is obtained. As part of the agreement, Mr. Cushey was granted warrants to purchase 80,000 shares of the Company's Common Stock at exercise prices ranging from $9.00 to $12.00 per share, with one-half of such warrants vesting on signing of the agreement, 25% vesting on the first anniversary of the agreement and 12.5% vesting on each of the second and third anniversaries of the agreement. If Mr. Cushey's employment is terminated other than for cause, or in certain circumstances of a change in ownership control (as defined in the agreement), he will be entitled to be paid the remaining balance of his salary, in accordance with its terms until he shall become employed, in which case in certain circumstances he shall be paid the difference (if less) between his new salary and his compensation under his employment agreement with the Company. Mr. Cushey is also entitled to receive all other benefits generally available to the Company's other officers, including participation in stock incentive, retirement, medical, dental and accidental benefit plans, life and disability insurance and vacation.

        The Company entered into an employment agreement with Charles Day, effective October 16, 1996, as amended on December 19, 1997, which provides that Mr. Day will serve as the Company's Senior Vice President of Consumer Products. In September 1998, the agreement was extended through March 31, 2000. The agreement was further amended on May 17, 1999 to increase Mr. Day's annual salary from $139,000 to $149,000 effective that date. In addition to his annual salary, Mr. Day is entitled to certain other benefits including a monthly living allowance of $3,000 during the term of his employment agreement, insurance benefits, four weeks of paid vacation, use of an automobile, reimbursement of automobile insurance expenses, reimbursement of moving expenses at the beginning of the term and reimbursement of attorney's fees incurred in connection with the negotiation of his employment agreement. Mr. Day is also entitled to receive an annual bonus equal to a percentage of pre-tax net profits from the Company's merchandising activities under Mr. Day's supervision. In addition, Mr. Day received an option to purchase 15,000 shares at $11.00 per share (adjusted to $7.25 per share in December 1996) vesting over three years and an option to purchase 5,000 shares at $11.00 per share vesting over two years. Mr. Day's employment agreement also provides that the Company will indemnify Mr. Day for any loss he incurs by virtue of his position as an employee of the Company.

                   CHANGES IN COMPANY'S CERTIFYING ACCOUNTANT

        On June 25, 1999, the Company selected PricewaterhouseCoopers LLP ("PWC") to audit its consolidated financial statements for the fiscal year ending December 31, 1999. Representatives of PWC are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions. Deloitte & Touche LLP ("D&T") served as the Company's independent auditors for the fiscal years ended December 31, 1997 and 1998. Representatives of D&T are not expected to attend the Meeting. The decision to change auditors was recommended by the Audit Committee and approved by the entire Board.

        During the two most recent fiscal years and the subsequent interim period prior to June 25, 1999, the Company believes that there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

        D&T's report on the Company's financial statements for the fiscal year ended December 31, 1998 contained a qualification as to the uncertainty of the Company's ability to continue as a going concern. At the time of D&T's report, the Company had not yet completed the Stock Purchase, which provided the Company with $11.5 million in cash and $5.5 million in common stock of The Kushner-Locke Company. The Stock Purchase was completed on April 26, 1999 and, as a result of its completion, the Company believes that it has sufficient liquidity for at least the next twelve months. Other than the "going concern" qualification, D&T's report for fiscal 1998 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. D&T's report on the Company's financial statements for the fiscal year ended December 31, 1997 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

        The Company has provided D&T with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-B of the Securities Act of 1933, as amended, and has requested that D&T furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company. The letter was filed as an Exhibit to the Company's Form 8-K dated June 25, 1999 and is attached thereto as Exhibit 16. In addition, the Company has authorized D&T to respond fully to the inquiries of PWC concerning the subject matter described in the foregoing paragraphs.

        During the two most recent fiscal years and through June 25, 1999, neither the Company nor anyone on the Company's behalf, consulted PWC in connection with the Company's financial statements regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of any potentially reportable event.

                              SHAREHOLDER PROPOSALS

        Shareholders are advised that any shareholder proposals intended for consideration at the 2000 Annual Meeting of shareholders must be received by the Company at its principal executive offices on or before December 20, 1999 in order to be included in the proxy materials for the 2000 Annual Meeting. It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and utilize certified mail with return receipt requested.


                                   FORM 10-KSB

        A copy of the Company's Annual Report on Form 10-KSB, as amended, for the Fiscal Year ended December 31, 1998, exclusive of exhibits, accompanies this proxy statement. Additional copies will be mailed without charge to any shareholder entitled to vote at the meeting, upon written request to: Jin Brown, The Harvey Entertainment Company, 1999 Avenue of the Stars, 20th Floor, Los Angeles, California 90067.

                                By Order of the Board of Directors,

                                /s/ RONALD B. CUSHEY

                                Ronald B. Cushey
                                Corporate Secretary

July 12, 1999
Los Angeles, California

SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                    EXHIBIT A
               AMENDED AND RESTATED FIRST PARAGRAPH OF ARTICLE FOR
                     OF SECOND AMENDED AND RESTATED ARTICLES

        RESOLVED, that the Company's Second Amended and Restated Articles of Incorporation, as amended, are further amended by deleting Subparagraph (a)(i) of Article FOUR in its entirety and replacing said Subparagraph (a)(i) of Article FOUR with the following provision:

                       (i) 30,00,000 shares of Class A Common Stock, no par value per share (the "Class A Common Stock").

                                    EXHIBIT B
                              AMENDED AND RESTATED
                          CERTIFICATE OF DETERMINATION
                                       FOR
                        THE HARVEY ENTERTAINMENT COMPANY

                          -----------------------------

        The undersigned, Roger A. Burlage, and Ronald B. Cushey, hereby certify that:

        They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of The Harvey Entertainment Company, a California corporation (the "Company"); and

        The number of authorized shares of the Company's Series A Convertible Preferred Stock with no par value ("Series A Preferred Stock") is 300,000, 170,000 of which have been issued and are outstanding; and

        There are no shares of the Company's Class B Common Stock outstanding.

        The Board of Directors of the Company (the "Board of Directors") by unanimous written consent dated _________, 1999, duly adopted the following preambles and resolutions:

        WHEREAS, the amended Articles of Incorporation of the Company authorize the preferred stock of the Company to be issued in series and authorize the Board of Directors to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly issued series of preferred stock and to fix the number of shares and designation of any such series;

        WHEREAS, the Company's Board of Directors has heretofore, pursuant to its authority as aforesaid and under Section 401(a) of the California General Corporations Code, designated a series of Series A Preferred Stock;

        WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to prepare and file with the Secretary of State of California an amended and restated Certificate of Determination (this "Amended and Restated Certificate of Determination") to increase the authorized shares of Series A Preferred Stock to 300,000 from 170,000; and

        WHEREAS, the holders of outstanding Series A Preferred Stock, voting separately as a class, and the holders of outstanding Series A Preferred Stock and the Company's outstanding Common Stock, no par value, voting together as a single class, have approved the increase in authorized shares of Series A Preferred Stock to 300,000 from 170,000 and the execution and filing with the Secretary of State of California of this Amended and Restated Certificate of Determination;

        NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby establish a series of Preferred Stock as follows:

        SECTION 1. DESIGNATION; NUMBER OF SHARES. The shares of such series shall be designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), and the number of authorized shares constituting the Series A Preferred Stock shall be 300,000. Each share shall have a stated value of One Hundred Dollars $100.00 (the "Stated Value").

        SECTION 2. RANK. The Series A Preferred Stock shall rank (i) prior to all of the Company's Common Stock, no par value (the "Common Stock") and any class or series of preferred or other capital stock now outstanding or hereafter issued, as to distributions of assets upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary and (ii) prior to all Common Stock and prior to or on parity with any class or series of preferred or other capital stock now outstanding or hereafter issued as to payment of dividends.

        SECTION 3. DIVIDENDS.

               a. Holders of the Series A Preferred Stock shall be entitled to receive an annual dividend at the rate, in the form, at the times and in the manner set forth in this Section 3. Such dividends shall accrue on any given share from the day of issuance of such share until the Conversion Date (as defined in Section 5(c)(i) below) applicable to such share.

               b. Holders of Series A Preferred Stock shall be entitled to receive, and the Company shall pay, in cash or additional shares of Series A Preferred Stock, at its sole option, cumulative dividends as follows: if paid, at the option of the Company, in additional shares of Series A Preferred Stock, at the rate per share (as a percentage of the Stated Value per share) equal to 7% per annum (the number of additional shares of Series A Preferred Stock issuable shall be calculated by dividing the amount of the dividend by $100), or
(ii) if paid, at the option of the Company, in cash, dividends shall be calculated at a rate per share (as a percentage of the Stated Value per share) equal to 7% per annum. Any such dividend payment may be made, in the sole discretion of the Board of Directors, partially in cash and partially in shares of Series A Preferred Stock determined in accordance with the preceding terms; provided further, that in the event that any such dividend payment is made partially in cash and partially in shares of Series A Preferred Stock, each holder of Series A Preferred Stock shall receive a ratable amount of cash and Series A Preferred Stock. If any fractional interest in a share of Series A Preferred Stock would be delivered upon any payment of dividends pursuant to this Section 3, the Company, in lieu of delivering the fractional share of Series A Preferred Stock shall pay an amount to the holder thereof equal to such fraction multiplied by the Stated Value. All shares of Series A Preferred Stock issued as a dividend shall be duly authorized, validly issued, fully paid and nonassessable.

               c. Dividends on the Series A Preferred Stock shall accrue daily commencing on the date of issuance of such shares, and shall be deemed to accrue whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends, and shall be paid quarterly in four equal quarterly payments on the last day of March, June, September and December of each year (each such date being a "Dividend Payment Date"). The party that holds the Series A Preferred Stock on an applicable Dividend Payment Date or on the Conversion Date with respect to shares of Series A Preferred Stock being converted on such date will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such Dividend Payment Date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Series A Preferred Stock, such payment shall be distributed ratably among the holders of Series A Preferred Stock based upon the number of shares held by each holder on such applicable record date. Dividends shall accrue on the basis of a 360-day year consisting of twelve 30-day months (four 90 day quarters) and the actual number of days elapsed in the period for which payable.

               d. No dividends or other distributions (other than dividends payable in Junior Dividend Stock (as defined below)) shall be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Company, or any of its subsidiaries, of, any shares of Common Stock or other capital stock of the Company ranking junior as to payment of dividends on the Series A Preferred Stock (such Common Stock and other capital stock being referred to herein collectively as "Junior Dividend Stock") unless all dividends on the Series A Preferred Stock have been paid in full.

        SECTION 4. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, at their election, either: (A) out of the assets of the Company an amount equal to the dividends accumulated and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, plus a sum equal to $100.00 per share, and no more (the "Liquidation Amount"), before any payment shall be made or any assets distributed to the holders of Common Stock or any other capital stock of the Company or (B) the amount they would receive as if the Series A Preferred Stock had been converted into Common Stock. The entire assets of the Company available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock to the extent that such holders are entitled to a liquidation preference. After payment in full of the liquidation preference of the shares of the Series A Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Company. A consolidation, merger or business combination of the Company with another corporation (in the event that the Company is not the surviving entity and the holders of Common Stock prior to the transaction do not hold more than a majority of the outstanding shares of the surviving entity immediately after the transaction) or the sale or conveyance of all or substantially all of the Company's assets, shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this
Section 4.

        SECTION 5. CONVERSION. The record holders of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               a. Right to Convert. Each share of Series A Preferred Stock shall be convertible at the option of the holder at any time prior to 11:00 a.m. Pacific Standard Time on the business day next preceding the date fixed for redemption of such share pursuant to Section 6 below, into shares of Common Stock at an initial conversion price of $6.75 per share (the "Initial Conversion Price"), subject to adjustment as set forth in Section 6 below (as adjusted from time to time, the "Conversion Price"), at the office of the Company or any transfer agent for the Series A Preferred Stock, at any time beginning on the date six months following the date of the Closing. As used herein, the term "Closing" shall mean the date of the closing of the sale by the Company of the Series A Preferred Stock or the issuance date of a promissory note convertible by its terms into Series A Preferred Stock. The number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock shall be calculated by dividing the Stated Value of such share of Series A Preferred Stock by the Conversion Price.

               b. Automatic Conversion. This Section 5(b) shall apply if and only if the Company is a "listed corporation" as defined in Section 301.5 of the California Corporations Code ("CCC"). If the Company is a "listed corporation" as defined in CCC Section 301.5, then, as authorized by CCC Section 403(a)(3), during any period following the third anniversary of the Closing in which the Average Market Price of the Common Stock exceeds 175% of the Conversion Price and the average daily trading volume of the Common Stock for the same period such Average Market Price is determined exceeds 10,000 shares, the Company may, at its option, require the holders of Series A Preferred Stock to convert all such shares on the same terms as set forth in Section 5(a) above. "Average Market Price" of the Common Stock shall mean the average of the daily closing prices of the Common Stock for the twenty trading days preceding the Conversion Date. The closing price for each day shall be the last reported sale price regular way of the Common Stock or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way of the Common Stock, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System.

               c. Mechanics of Conversion.

                        (i) At Holder's Option pursuant to Section 5(a) above. In order to convert Series A Preferred Stock into full shares of Common Stock, a Holder shall deliver, no later than 11:00 a.m., Pacific Standard Time on the business day next preceding the conversion date, to the office of the Company's designated transfer agent for the Series A Preferred Stock (the "Transfer Agent") (1) a fully executed notice of conversion ("Notice of Conversion"), and
(2) the original certificate or certificates evidencing the Series A Preferred Stock (a "Certificate"), duly endorsed.

                        (ii) Automatic Conversion Pursuant to Section 5(b) above. Upon the satisfaction of the conditions set forth in Section 5(b) above, the Company may, by notice to the holders of Series A Preferred Stock elect to require such holders to convert all shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at the applicable Conversion Price. Such notice shall be delivered by first class mail, postage prepaid, shall be given to the holders of record of the Series A Preferred Stock to be converted, addressed to such holders at their last addresses as shown on the Company's stock transfer ledger. Such notice of conversion shall specify the date fixed for conversion; the then effective Conversion Price; that accumulated but unpaid dividends to the date fixed for conversion will be paid, at the Company's election in cash or in a number of shares of Common Stock equal to the dividend amount divided by the Conversion Price on the date fixed for conversion (which shall be within thirty (30) days of the notice); and that on and after the Conversion Date, dividends will cease to accumulate on such shares.

Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not a holder of the Series A Preferred Stock receives such notice; and failure so to give such notice or any defect in such notice, shall not affect the validity of the proceedings for the conversion.

                        (iii) Conversion Date. The date on which conversion occurs (the "Conversion Date") shall be deemed to be the date the Notice of Conversion and the original Certificates representing the Series A Preferred Stock to be converted are surrendered to the Transfer Agent.

                        (iv) Issuance of Common Stock Within Three (3) Business Days. Upon receipt of the original Certificates representing the Series A Preferred Stock to be converted, the Company shall use its reasonable best efforts to cause the Transfer Agent to issue the appropriate number of shares of Common Stock no later than three (3) business days thereafter.

                        (v) No Fractional Shares. If any conversion of the Series A Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall, on an aggregate basis, be rounded to the nearest number of shares.

                        (vi) Lost or Stolen Certificates. Within three (3) business days after receipt by the Company of evidence of the loss, theft, destruction or mutilation of a certificate or certificates representing the Series A Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company and the Transfer Agent, and upon surrender and cancellation of the Series A Preferred Stock, if mutilated, the Company shall use its reasonable best efforts to cause the execution and delivery of new Series A Preferred Stock of like tenor and date. The Company shall not be required to deliver new Series A Preferred Stock if the request for replacement is made contemporaneously with the conversion or redemption of such Series A Preferred Stock.

                        (vii) Record Holders. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               d. Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be issuable upon the conversion of all then outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to issue all shares of Common Stock issuable upon the conversion of all then outstanding Series A Preferred Stock, the Company will as soon as practicable take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

SECTION 6. ADJUSTMENT TO CONVERSION PRICE AND CONVERSION SHARES.

               a. Prohibited Actions. So long as any shares of Series A Preferred Stock are outstanding, the Company will not avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock or impair the ability of the holders of Series A Preferred Stock to realize the full intended economic value thereof, but will at all times in good faith assist in the carrying out of all such terms, and of the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series A Preferred Stock against dilution or other impairment.

               b. Adjustment of Number of Shares. Subject to any applicable exceptions set forth in Section 6(g) below, if and whenever after the date hereof the Company shall in any manner (i) issue or sell any shares of its Common Stock for less than Fair Value (as defined in Section 6 (k) below) as determined at the time of such issuance or sale, or (ii) grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase any options, warrants, convertible securities, securities and other rights to acquire from the Company shares of Common Stock ( the "Common Stock Equivalents"), or issue or sell (whether directly or by assumption in a merger or otherwise) Common Stock Equivalents, and the price per share for which Common Stock is issuable upon exercise, conversion or exchange of such Common Stock Equivalents (determined by dividing (x) the aggregate amount received or receivable by the Company as consideration for the issue, sale or grant of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Common Stock Equivalents) shall be less than the Fair Value (after taking into account any consideration received or receivable by the Company with respect to the exercise, exchange or conversion of any Common Stock Equivalents) on the date of such issue, sale or grant, whether or not the rights to exercise, exchange or convert thereunder are immediately exercisable or (iii) declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock or Common Stock Equivalents, then the Conversion Price shall be reduced to a price determined by multiplying the Conversion Price in effect prior to the adjustment referred to in this Section 6(b) by a fraction, the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock outstanding (including shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock) immediately prior to such issue, sale, grant, dividend or distribution, plus (y) (A) the consideration, if any, received or receivable by the Company upon any such issue or sale, plus, in the case of Common Stock Equivalents, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalents divided by (B) the Fair Value as determined at the time of such issue or sale, and the denominator of which is the total number of shares of Common Stock outstanding (including shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock) immediately after such issue, sale, grant, dividend or distribution.

               c. Record Date. The record date for the holders of the Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in shares of Common Stock or Common Stock Equivalents, or
(b) to subscribe for or purchase shares of Common Stock or Common Stock Equivalents shall be the date determined by the Board of Directors as the record date for such purposes or, if none is established by the Board of Directors, then the record date shall be the effective date for such action; provided however, that if such dividend or other distribution payable in shares of Common Stock or Common Stock Equivalents is not paid on the applicable payment date, then such shares of Common Stock issuable upon conversion of Series A Preferred Stock, and the applicable Conversion Price, shall be adjusted so as to give effect as if each declaration of a dividend or other distribution had never been made

               d. Certain Dividends. In case the Company shall pay a dividend or make a distribution generally to the holders of the Common Stock of shares of its capital stock (other than shares of Common Stock), evidences of its indebtedness, assets or rights, warrants or options (excluding (i) dividends or distributions payable in cash out of the current year's or retained earnings of the Company, (ii) distributions relating to subdivisions and combinations covered by Section 6(e) below, (iii) distributions relating to reclassifications, changes, consolidations, mergers, sales or conveyances covered by Section 6(f) below and (iv) rights, warrants or options to purchase or subscribe for shares of Common Stock or Common Stock Equivalents or other issuances covered by Section 6(b)), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned below by a fraction, the numerator of which shall be (x) the total number of shares of Common Stock then outstanding (including shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock) multiplied by the Fair Value per share of Common Stock on the record date mentioned below, minus (y) the Fair Value as of such record date of said shares of stock, evidences of indebtedness or assets so paid or distributed or of such rights, warrants or options, plus (z) in the case of rights, warrants or options, the minimum aggregate amount of consideration payable to the Company upon the exercise of such rights, options or warrants, and the denominator of which shall be the total number of shares of Common Stock then outstanding (including shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock) multiplied by the Fair Value per share of Common Stock on the record date mentioned below. Such adjustments shall be made whenever any such dividend is paid or such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution.

        In the event of a distribution by the Company of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Conversion Price, the holders of Series A Preferred Stock, upon the conversion thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such holders would have been entitled if such holders had converted the Series A Preferred Stock immediately prior thereto, all subject to further adjustment as provided in this Section 6; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made upon the conversion of the Series A Preferred Stock.

               e. Subdivision or Combination of Shares. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionally reduced. In case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

               f. Reorganization, Merger, etc. In case of any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (other than as provided in Section 6(e) above), any consolidation, merger or business combination of the Company with another corporation, or the sale or conveyance of all or substantially all of its assets (a "Reorganization Event"), shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets (including cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such reorganization, reclassification, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the holders of Series A Preferred Stock shall thereafter have the right to receive upon conversion of the Series A Preferred Stock and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion of the Series A Preferred Stock, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon conversion of the Series A Preferred Stock had such reorganization, reclassification, consolidation, merger, business combination, sale or conveyance not taken place. In any such case, appropriate provision shall be made with respect to the rights and interests of the holders of Series A Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be, in relation to any stock, securities or assets thereafter deliverable upon the conversion of the Series A Preferred Stock. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to each holder of Series A Preferred Stock, the obligation to deliver to such holder of Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder of Series A Preferred Stock may be entitled to receive, and containing the express assumption by such successor corporation of the due and punctual performance and observance of every provision herein to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder.

               g. Exceptions to Adjustment. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion

Price or Conversion Quantity (i) upon the issuance of additional shares of Series A Preferred Stock pursuant to Section 3(b) above or (ii) upon the issuance of Common Stock issuable upon conversion of Series A Preferred Stock,
(iii) upon the exercise or conversion of any warrants, options, subscriptions, convertible notes, convertible debentures, convertible preferred stock or other convertible securities issued and outstanding on the date that the Series A Preferred Stock is originally issued in accordance with the terms of such securities as of such date; (iv) upon the grant or exercise of any stock or options which may hereinafter be granted or exercised under any employee benefit plan of the Company existing as of the date that the Series A Preferred Stock is originally issued or to be implemented in the future, or upon grant or exercise of any stock or options to or by any officer, director, employee, agent, consultant or other entity providing services to the Company, whether or not under a plan, if such grant or plan was approved by the Board of Directors of the Company; (v) upon the issuance of securities in connection with any merger, acquisition or consolidation, or purchase of assets or business from another person, so long as the Company is the surviving corporation; (vi) upon the issuance of securities issued as the result of anti-dilution rights granted to a third party; or (vii) upon the issuance of securities in a private placement made within six months of the original issuance date of the Series A Preferred Stock at a discount below the Fair Value thereof which does not exceed 20%.

               h. Treasury Shares. The number of shares of the Common Stock outstanding at any time shall not include shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition (but not the cancellation) of any such shares shall be considered an issue or sale of the Common Stock for the purposes of Section 6.

               i. Adjustment Notices to Holders of Series A Preferred Stock. Upon any increase or decrease in the number of shares of Common Stock issuable upon the conversion of Series A Preferred Stock, or upon any adjustment in the Conversion Price, then, and in each such case, the Company shall promptly deliver written notice thereof to each holder of Series A Preferred Stock, which notice shall state the increased or decreased number of shares of Common Stock issuable upon conversion of Series A Preferred Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based. Such notice shall also contain a certificate of the Company's independent public accountants as to the correctness of such adjustments and calculations and to the effect that such adjustments and calculations have been made in accordance with the terms hereof.

               j. Minimum Adjustment. No adjustment shall be made under this
Section 6 unless such adjustment would change the Conversion Price at the time by $.125 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Conversion Price at the time by $.125 or more.

               k. Fair Value Defined. "Fair Value" of the Common Stock as of a particular date shall mean the average of the daily closing prices for the preceding twenty trading days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the common Stock is listed or admitted to treading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System. If such quotations are unavailable, or with respect to other appropriate security, property, assets, business or entity, "Fair Value" shall mean the fair value of such item as determined by mutual agreement reached by the Company and the holders of a majority of the shares of Series A Preferred Stock (the "Majority of the Holders") or, in the event the parties are unable to agree, an opinion of an independent investment banking firm or firms in accordance with the following procedure. In the case of any event which gives rise to a requirement to determine "Fair Value" hereunder, the Company shall be responsible for initiating the process by which Fair Value shall be determined as promptly as practicable, but in any event within sixty (60) days following such event and if the procedures contemplated herein in connection with determining Fair Value have not been complied with fully, then any such determination of Fair Value for any purpose hereunder shall be deemed to be preliminary and subject to adjustment pending full compliance with such procedures. Upon the occurrence of an event requiring the determination of Fair Value, the Company shall give the holders of Series A Preferred Stock notice of such event, and the Company and the holders of Series A Preferred Stock shall engage in direct good faith discussions to arrive at a mutually agreeable determination of Fair Value. In the event the Company and the Majority of the Holders are unable to arrive at a mutually agreeable determination within thirty (30) days of the notice, Deloitte & Touche LLP shall make such determination and render such opinion. The determination so made shall be conclusive and binding on the Company and the holders of Series A Preferred Stock. The fees and expenses of the investment banking firm retained for such purpose shall be shared equally by the Company and the holders of Series A Preferred Stock.

               l. Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this
Section 6, a holder of Series A Preferred Stock shall, upon conversion of such stock, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 6.

        SECTION 7.    REDEMPTION BY COMPANY.

               a. Company's Right to Redeem. At any time beginning 5 years after issuance, the Company shall have the right, in its sole discretion, to redeem all or any part of the outstanding Series A Preferred Stock.

                        i. Redemption Price. The "Redemption Price" shall be equal to the Liquidation Amount.

                        ii. Mechanics of Redemption. The Company shall effect any such redemption by giving at least 30 days prior written notice ("Notice of Redemption") to (A) the holders of Series A Preferred Stock selected for redemption, at the address and facsimile number of such holder appearing in the Company's register for the Series A Preferred Stock and (B) the Transfer Agent, which Notice of Redemption shall be deemed to have been delivered three (3) business days after the Company's mailing (by overnight courier, with a copy by facsimile) of such Notice of Redemption. Such Notice of Redemption shall indicate the date which such redemption is to become effective (the "Redemption Date") and the Redemption Price.

                        (iii) Company Must Have Immediately Available Funds or Credit Facilities. The Company shall not be entitled to send any Notice of Redemption and begin the redemption procedure under this Section 7(a) unless it believes in good faith that as of the Date of Redemption it will have:

                       (1) the full amount of the aggregate Redemption Price in cash, available in a demand or other immediately available account in a bank or similar institution; or

                       (2) immediately available credit facilities, in the full amount of the aggregate Redemption Price with a bank or similar financial institution, or

                       (3) a combination of the items set forth in (1) and (2) above, aggregating the full amount of the aggregate Redemption Price.

               b. Payment of Redemption Price. Each holder of Series A Preferred Stock submitting stock being redeemed under this Section 6 shall send their certificates representing the stock so redeemed to the Company or its Transfer Agent, and the Company shall pay the redemption price to that holder within ten
(10) business days of the date of such receipt of the certificates. The Company shall not be obligated to deliver the Redemption Price unless the certificates representing the Series A Preferred Stock so redeemed are delivered to the Company or its Transfer Agent, or in the event one or more certificates have been lost, stolen, mutilated or destroyed, the holder has complied with Section 5(c)(vi).

        SECTION 8. STATUS OF CONVERTED OR REDEEMED STOCK AND STOCK UPON A REORGANIZATION EVENT. On the first to occur with respect to any Series A Preferred Stock of a Conversion Date or a Redemption Date, such Series A Preferred Stock shall no longer be deemed to be outstanding and all rights with respect thereto, except only the right of the holders of Series A Preferred Stock to receive shares of Common Stock upon such conversion, payment of the applicable Redemption Price upon such redemption or the receipt of the consideration payable to holders of Common Stock in the Reorganization Event as if such shares of Series A Preferred Stock were converted immediately prior to the record date or other date of determination of the holders of Common Stock entitled to receive consideration in such Reorganization Event, shall terminate, and such shares of Series A Preferred Stock shall be canceled. The Series A Preferred Stock so canceled shall return to the status of authorized but unissued Preferred Stock of no designated series.

        SECTION 9.    PROTECTIVE PROVISIONS.

        (a) So long as shares of Series A Preferred Stock are outstanding, the Company may not waive or amend any term of this Certificate of Determination without first obtaining the approval (by vote or written consent) of the holders of a majority of the Series A Preferred Stock then outstanding.

        (b) So long shares of Series A Preferred Stock are outstanding, the Company shall not, without the consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding:

                        i. issue any class or series of preferred or other capital stock senior to the Series A Preferred Stock as to payment of dividends or senior to or on a parity with the Series A Preferred Stock as to payments on liquidation, dissolution or winding up of the Company;

                        ii. amend its Articles of Incorporation or bylaws in any manner which would impair or reduce the rights of the Series A Preferred Stock; or

                        (iii) permit a liquidation, dissolution or winding up of the Company to occur.

        SECTION 10. VOTING RIGHTS. For so long as at least 47,622 shares of Series A Preferred Stock remain outstanding, the holders of Series A Preferred Stock shall as a class be entitled to elect two directors to the Company's Board of Directors and shall otherwise be entitled to vote on all matters (including the election of remaining directors) together with the holders of Common Stock, voting together as one class. Each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible under Section 5. Holders of the Series A Preferred Stock shall be entitled to notice of all shareholders meetings or written consents with respect to which they would be entitled to vote.

        SECTION 11. PREFERENCE RIGHTS. Nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one or more series of Preferred Stock with dividend and/or liquidation preferences junior to the dividend, liquidation and other preferences of the Series A Preferred Stock.

        RESOLVED FURTHER, that the Chief Executive Officer and Secretary of the Company be, and hereby are, authorized and directed to prepare, execute, verify and file in the Office of the California Secretary of State, an Amended and Restated Certificate of Determination in accordance with this resolution and as required by law.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Signed on ___________, 1999


                                         --------------------------------------
                                                      , Chief Executive Officer
                                         ------------


                                         ---------------------------------------
                                                      , Secretary
                                         ------------

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                in order to Convert the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert __________ shares of Series A Preferred Stock, represented by stock certificate No(s). _______________ (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of The Harvey Entertainment Company. (the "Company") according to the conditions of the Amended and Restated Certificate of Determination of Series A Preferred Stock, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the shares of Series A Preferred Stock represented by the Series A Preferred Stock Certificates shall be made pursuant to and subject to an effective registration statement covering the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

Conversion Calculations:
                                             -----------------------------------
                                                  Date of Conversion

                                             -----------------------------------
                                                  Applicable Conversion Price

                                             -----------------------------------
                                                  Signature

                                             -----------------------------------
                                                  Name


                                                  Address:

                                             -----------------------------------

                                             -----------------------------------

No shares of Common Stock will be issued until the original Preferred Stock Certificate(s) to be converted and the Notice of Conversion are received by the Company or the Company's transfer agent (the "Transfer Agent") as required by the Amended and Restated Certificate of Determination of the Series A Preferred Stock. The original certificate(s) representing the Series A Preferred Stock to be converted and the Notice of Conversion must be received by the Company or Transfer Agent by the fifth business day following the Date of Conversion, or such

Notice of Conversion may, at Company's option, be declared null and void and of no further effect. If not declared null and void, the Series A Preferred Stock to be converted shall be deemed to cease to be outstanding as of the Date of Conversion (irrespective as to when the underlying Common Stock is delivered).

                                    EXHIBIT C
               AMENDMENT OF SECOND AMENDED AND RESTATED BYLAWS OF
                        THE HARVEY ENTERTAINMENT COMPANY


               RESOLVED, that the Second Amended and Restated Bylaws, as amended, are further amended by deleting Article III Section 2 thereof in its entirety and replacing said Article III Section 2 with the following provision:

                       "Section 2. NUMBER OF DIRECTORS. The authorized number of directors shall be such number as shall be fixed by the Board from time to time, which in no event shall be less than five (5) nor more than nine (9), and until so fixed shall be five (5), provided, however, that the authorized number may be changed by amendment to the Articles of Incorporation or the Bylaws adopted in accordance with the California Corporations Code. As provided in the Articles, for so long as at least 42,500 (subject to adjustment, as provided in the Articles) shares of Series A Preferred Stock remain outstanding, the holders of such shares shall have the right, voting as a separate class, to elect two directors and the remaining directors shall be elected by the holders of Series A Preferred Stock and Common Stock voting together as one class. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office."

                                    EXHIBIT D
                             AMENDMENT NO. 1 TO THE
                 AMENDED AND RESTATED 1997 STOCK OPTION PLAN OF
                        THE HARVEY ENTERTAINMENT COMPANY


        The Amended and Restated 1997 Stock Option Plan of The Harvey Entertainment Company is hereby amended as follows:

        1. Section 1.4 is hereby amended to increase the number of shares of Common Stock reserved and available for issuance from 450,000 to 850,000.

        2. Section 1.2 is hereby amended by adding the following language to the end of the first paragraph thereof:

        Notwithstanding the foregoing, the Plan may also be administered by the entire Board, a subcommittee of the Committee or in any other manner to the extent the Board or the Committee deems necessary or appropriate to qualify grants under the Plan for applicable exemptions and exceptions under Rule 16b-3 and/or Section 162(m). As applicable, such administrative group shall have the powers of the "Committee" hereunder.

                        THE HARVEY ENTERTAINMENT COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS
                                August 17, 1999

        The undersigned holder of Common Stock of The Harvey Entertainment Company (the "Company") hereby nominates, constitutes and appoints Dan March and Jin Brown and each of them, the agent and proxy of the undersigned, each with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Park Hyatt Los Angeles, 2151 Avenue of the Stars, Los Angeles, California, 90067, on Tuesday, August 17, 1999 at 10:00 a.m. local time and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

        1) Election of three Directors to serve on the Company's Board of Directors until the next annual meeting following their election or until their successors are duly elected and qualified. Nominees: Michael S. Doherty, Gary M. Gray and Meyer Gottlieb.

        FOR  [ ]     WITHHELD [ ]        FOR ALL EXCEPT [ ]

        2) Approval of an increase the Company's authorized Common Stock to 30,000,000 shares from 10,000,000 shares.

        FOR  [ ]     AGAINST [ ]         ABSTAIN [ ]

        3) Approval of an increase in the Company's authorized Series A Preferred Stock to 300,000 shares from 170,000 shares.

        FOR  [ ]     AGAINST [ ]         ABSTAIN [ ]

        4) Approval of the conversion of the Note issued by the Company to Paul Guez into 20,488 shares of Series A Preferred Stock and 144,618 warrants to purchase Common Stock.

        FOR  [ ]     AGAINST [ ]         ABSTAIN [ ]

        5) Approval of Amendment No. 2 to the Company's Second Amended and Restated Bylaws.

        FOR  [ ]     AGAINST [ ]         ABSTAIN [ ]

        6) Approval of an amendment to the Company's Amended and Restated 1997 Stock Option Plan to increase the number of shares of Common Stock available for grant thereunder by 400,000 shares and to make certain technical changes to such plan.

        FOR  [ ]     AGAINST [ ]         ABSTAIN [ ]

        7) To transact such other business as may properly come before the meeting or any adjournments thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" ON PROPOSALS 1 THROUGH
6. THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH SUCH RECOMMENDATIONS OF THE BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. IN ALL OTHER MATTERS, IF ANY ARE PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE SIGN AND DATE BELOW:

DATED:______________________________________

I do____________ do not___________ expect to attend the meeting.

By:____________________________________________
Title:_________________________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.